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Exhibit 99.1

CONSENT OF SUNTRUST ROBINSON HUMPHREY, INC.

        We hereby consent to the inclusion of our opinion letter, dated August 7, 2012, to the Board of Directors of The Savannah Bancorp, Inc. ("SAVB") as Annex B to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 dated the date hereof relating to the proposed merger of SAVB with and into SCBT Financial Corporation, and to the references to our firm and such opinion under the captions "Summary—Opinion of SunTrust Robinson Humphrey, Inc." and "The Merger—Opinion of SunTrust Robinson Humphrey, Inc." in such Registration Statement. This consent relates solely to the Registration Statement and not to any subsequent amendments thereto or any other document.

        In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ SUNTRUST ROBINSON HUMPHREY, INC.
Atlanta, Georgia Dated: September 28, 2012

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  Exhibit 99.1
CONSENT OF SUNTRUST ROBINSON HUMPHREY, INC.